UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) : August 31, 2007
PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	0-22664	75-2504748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4510 Lamesa Highway
Snyder, Texas	79549
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On September 4, 2007, Patterson-UTI Energy, Inc. (the “Company”) issued a press release, furnished herewith as Exhibit 99.1, announcing the retirement, effective on September 30, 2007, of Cloyce A. Talbott as President and Chief Executive Officer of the Company and the appointment, effective on October 1, 2007, of Douglas J. Wall as the new President and Chief Executive Officer of the Company. Mr. Talbott will continue to serve as a director of the Company and also as a special consultant to the Company.
     Douglas J. Wall, who currently serves as Chief Operating Officer, will assume the positions of President and Chief Executive Officer as of October 1, 2007. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K with respect to Mr. Wall is set forth in the Company’s Proxy Statement (filed with the Securities and Exchange Commission on April 30, 2007), and the information therein with respect to Mr. Wall is hereby incorporated by reference into this Current Report.
     Effective at the time Mr. Wall becomes the Chief Executive Officer, his base compensation will be increased from $450,000 per year to $600,000 per year and he will be granted options to purchase 25,000 shares of common stock of the Company, 8,333 shares of which shall vest on October 1, 2008 and the balance of which shall vest in equal number of shares monthly over the following two years. The exercise price will be the closing price on the date Mr. Wall becomes the Chief Executive Officer.
     On August 31, 2007, the Company appointed Gregory W. Pipkin as Chief Accounting Officer and Assistant Secretary. Mr. Pipkin, age 36, served as Director of Financial Reporting of the Company from June 2006 through August 2007. Prior to joining the Company, Mr. Pipkin was Controller and Vice President of Accounting and Reporting for Alamosa Holdings, Inc., a publicly traded wireless telecommunications company, from April 2001 through May 2006. Mr. Pipkin is a Certified Public Accountant and holds a Bachelor of Business Administration in Accounting from Texas Tech University.
     In connection with his election as Chief Accounting Officer, Mr. Pipkin was awarded 5,000 shares of restricted stock, of which 1,666 shares shall vest on June 9, 2008 and 1,667 shares shall vest on June 9, 2009 and 2010, respectively.
     There is no arrangement or understanding between Mr. Pipkin and any other persons pursuant to which Mr. Pipkin was selected as Chief Accounting Officer and Assistant Secretary, and there are no related party transactions between the Company and Mr. Pipkin. Mr. Pipkin has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.
Indemnification Agreements
     On August 31, 2007, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of Douglas J. Wall and Gregory W. Pipkin, each of whom is an executive officer of the Company. Under the Indemnification Agreements, in exchange for service to the Company, the Company has agreed to, among other things, indemnify such executive officers against liabilities that may arise by reason of their status or service as executive officers, directors or other capacities (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These Indemnification Agreements are substantially similar to the indemnification agreements that have been entered into with each of the other executive officers and directors of the Company.

     The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of the Indemnification Agreements, a copy of which was filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and is incorporated herein by reference.
Change In Control Agreement
     On August 31, 2007, the Company entered into a change in control agreement (the “CIC Agreement”) with Mr. Wall. The CIC Agreement was entered into to protect Mr. Wall should a change in control occur, thereby encouraging Mr. Wall to remain in the employ of the Company and not be distracted from the performance of his duties to the Company by the possibility of a change in control.
     In the event of a change in control of the Company in which Mr. Wall’s employment is terminated by the Company other than for cause or by Mr. Wall for good reason, the terms of the CIC Agreement would entitle Mr. Wall to, among other things:
▪	a bonus payment equal to the greater of (a) the highest bonus paid or payable after the CIC Agreement was entered into and (b) the Benchmark Bonus as defined in the CIC Agreement (such bonus payment prorated for the portion of the fiscal year preceding the termination date),

▪	a payment (the “Severance Payment”) equal to 2.5 times of the sum of (1) the highest annual salary in effect for Mr. Wall and (2)(a) the amount equal to $800,000 if a bonus has yet to be paid prior to the termination date, (b) the amount of the annual bonus for the fiscal year ended December 31, 2007 if the termination date occurs after such year but before Mr. Wall earns a bonus for the fiscal year ended December 31, 2008; (c) the average of the two annual bonuses earned by Mr. Wall for the fiscal years ended December 31, 2007 and 2008 if the termination date occurs prior to Mr. Wall earning a bonus for the fiscal year ended December 31, 2009; or (d) the average of the three annual bonuses earned by Mr. Wall for the three fiscal years preceding the termination date, and

▪	continued coverage under the Company’s welfare plans for up to three years.
     The CIC Agreement provides Mr. Wall with a full gross-up payment for any excise taxes imposed on payments and benefits received under the CIC Agreement or otherwise including other taxes that may be imposed as a result of the gross-up payment.
     A change in control is principally defined by the CIC Agreement as:
▪	an acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the Company’s then outstanding common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors,

▪	a change occurs in which the members of the Board of Directors as of the date of the CIC Agreement cease to constitute at least a majority of the Company’s Board of Directors unless that change occurs through a vote of at least a majority of the incumbent members of the Board of Directors, or

▪	a change in the beneficial ownership of the Company following consummation of a reorganization, merger, consolidation, sale of the Company or any subsidiary of the

Company or a disposition of all or substantially all of the assets of the Company in which the beneficial owners immediately prior to the transaction own 65% or less of outstanding common stock of the newly combined or merged entity.
     The CIC Agreement terminates on the first to occur of:
▪	Mr. Wall’s death, disability or retirement,

▪	the termination of Mr. Wall’s employment, or

▪	January 29, 2008, unless otherwise terminated.
     However, the CIC Agreement will automatically renew for successive twelve-month periods unless the Company notifies Mr. Wall at least 90 days before the expiration of the initial term or the renewal period, as applicable, that the term will not be extended.
     The foregoing description of the CIC Agreements is qualified in its entirety by reference to the full text of the CIC Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.
Severance Agreement
     On August 31, 2007, the Company entered into a Severance Agreement with Mr. Wall (the “Severance Agreement”). The term of the Severance Agreement ends on the third anniversary of the effective date of the Severance Agreement; provided, however, following Mr. Wall’s termination by reason of a Qualifying Termination (as defined in the Severance Agreement) that occurs prior to the third anniversary of the effective date of the Severance Agreement, the Severance Agreement will continue in effect with respect to all rights and obligations accruing as a result of Mr. Wall’s termination by reason of such Qualifying Termination.
     If during the term of the Severance Agreement Mr. Wall’s employment terminates by reason of a Qualifying Termination, the Company will pay Mr. Wall a lump-sum cash payment of $750,000 less any Severance Payment received by or payable to Mr. Wall under his CIC Agreement or any other similar change in control agreement.
     Under the Severance Agreement, “Qualifying Termination” means a termination of Mr. Wall’s employment (1) by the Company for any reason other than cause or (2) if certain conditions are met, by Mr. Wall due to the Company reducing his annual base salary to an amount that is less than $450,000 per year.
     The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) The following exhibits are furnished herewith:
10.1 Form of Indemnification Agreement entered into between Patterson-UTI Energy, Inc. and certain of its directors and officers, filed on April 28, 2004 as Exhibit 10.11 to the Company’s

Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and incorporated herein by reference.
10.2 Change-In-Control Agreement between Patterson-UTI Energy, Inc. and Douglas J. Wall, effective as of August 31, 2007.
10.3 Severance Agreement between Patterson-UTI Energy, Inc. and Douglas J. Wall, effective as of August 31, 2007.
99.1 Press Release dated September 4, 2007, relating to the retirement of Cloyce A. Talbott as President and Chief Executive Officer and the appointment of Douglas J. Wall as the new President and Chief Executive Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

	By:	/s/ John E. Vollmer III

John E. Vollmer III
Senior Vice President – Corporate Development
Dated: September 4, 2007	and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Indemnification Agreement entered into between Patterson-UTI Energy, Inc. and certain of its directors and officers, filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and incorporated herein by reference.

10.2	Change-In-Control Agreement between Patterson-UTI Energy, Inc. and Douglas J. Wall, effective as of August 31, 2007.

10.3	Severance Agreement between Patterson-UTI Energy, Inc. and Douglas J. Wall, effective as of August 31, 2007.

99.1	Press Release dated September 4, 2007, relating to the retirement of Cloyce A. Talbott as President and Chief Executive Officer and the appointment of Douglas J. Wall as the new President and Chief Executive Officer.